Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT (the “Amendment”), dated as of October 8,2004, is entered into between Packaging Receivables Company, LLC, a Delaware limited liability company (the “Borrower”), Packaging Credit Company, LLC, a Delaware limited liability company (the “Servicer”), Blue Ridge Asset Funding Corporation (“Blue Ridge”), as a Lender and Wachovia Bank National Association (“Wachovia”), as Agent and a Lender;

WITNESSETH:

WHEREAS, the Borrower, the Servicer, Blue Ridge and Wachovia have heretofore executed and delivered a Credit and Security Agreement, dated as of November 29, 2000 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”),

WHEREAS, the parties hereto desire to amend the Credit Agreement as provided herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Credit Agreement shall be and is hereby amended as follows:

Section 1.           Sections l.2(c) and (d) of the Credit Agreement are hereby amended in their entirety and as so amended shall read as follows:

(c)        While it is the intent of Blue Ridge to fund each requested Advance through the issuance of Commercial Paper Notes, the parties acknowledge that if Blue Ridge is unable, or determines that it is undesirable, to issue Commercial Paper Notes to fund all or any portion the Loans, or is unable to repay such Commercial Paper Notes upon the maturity thereof, Blue Ridge may put all or any portion of its Loans to the Liquidity Banks at any time pursuant to the Liquidity Agreement to finance or refinance the necessary portion of its Loans through a Liquidity Funding to the extent available. The Liquidity Fundings may be Alternate Base Rate Loans or Eurodollar Loans, or a combination thereof, selected by the Borrower in accordance with Article II. Regardless of whether a Liquidity Funding constitutes an assignment of a Loan or the sale of one or more participations therein, each Liquidity Bank participating in a Liquidity Funding shall have the rights of a “Lender” hereunder with the same force and effect as if it had directly made a Loan to the Borrower in the amount of its Liquidity Funding.

(d)        Nothing herein shall be deemed to commit Blue Ridge to make Loans.

Section 2.           Section l.3(a) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

(a)        (i)            Borrower shall pay CP Costs with respect to the principal balance of Blue Ridge’s Loans from time to time outstanding. Each Loan of Blue Ridge that is funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share that the principal in respect of such Loan represents in relation to all assets held by Blue Ridge and funded substantially with related Pooled Commercial Paper. The Agent will notify the Borrower promptly after the commencement of any period during which CP Costs are calculated pursuant to the last sentence of the definition thereof, and will attempt to give prior notice if reasonably practicable under the circumstances.

(ii)        Not later than the 3rd Business Day immediately preceding each Reporting Date, Blue Ridge shall calculate the aggregate amount of CP Costs applicable to its CP Rate Loans for the Settlement Period then most recently ended and shall notify Borrower of such aggregate amount.

Section 3.           Section 1.4(a) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

On each Settlement Date, Borrower shall pay to the Agent (for the benefit of Blue Ridge) an aggregate amount equal to all accrued and unpaid CP Costs (to the extent allocated to the Borrower in accordance with Section 1.3(a)(i)) in respect of the principal associated with all CP Rate Loans for the Settement Period then most recently ended in accordance with Article II. The principal on each CP Rate Loan shall be payable on and after the Termination Date as and when Collections are received.

Section 4.           Section l.4(d) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

(d)        The Borrower promises to pay all accrued and unpaid interest on each Loan (other than a CP Rate Loan) on its applicable Interest Payment Date.

Section 5.           The first six paragraphs of Section 2.2 of the Credit Agreement are hereby amended in their entirety and as so amended shall read as follows:

Section 2.2.       Selection of Interest Periods for Eurodollar Loans. Prior to the occurrence of an Event of Default, the

Borrower or the Servicer in its Borrowing Request may request Interest Periods for Eurodollar Loans from time to time to apply to each Lender’s Eurodollar Loans; provided, however, that (i) at least one Interest Period shall mature on each Settlement Date, and (ii) no Interest Period which began prior to the Scheduled Termination Date shall extend beyond the Scheduled Termination Date.

While the Agent will use reasonable efforts to accommodate the Borrower’s or the Servicer’s requests for Interest Periods prior to an Event of Default, the Agent shall have the right to subdivide any requested Eurodollar Loan into one or more Eurodollar Loans of different Interest Periods, as the case may be, or, if the requested period is not feasible, to suggest an alternative Interest Period, provided that not less than $1,000,000 of principal may be allocated to any Period of any Lender, and no Alternate Base Rate Loan may have a principal amount of less than $1,000,000.

The Borrower (or the Servicer on the Borrower’s behalf) may not request an Interest Period for a Eurodollar Loan unless it shall have given the Agent written notice of its desire therefor not later than 12:00 noon (New York City time) at least 3 Business Days prior to the first day of the desired Interest Period. Accordingly, all Liquidity Fundings shall initially be Alternate Base Rate Loans.

Unless the Agent shall have received written notice by 12:00 noon  (New York City time) on the third Business Day prior to the last day of an Interest Period that the Borrower intends to reduce the aggregate principal amount of the Eurodollar Loans outstanding from the Liquidity Banks, each of the Liquidity Banks shall be entitled to assume that the Borrower desires to refinance its maturing Eurodollar Loans on the last day of such Interest Period with Eurodollar Loans with an Interest Period of one month.

The Agent acknowledges and agrees that a Borrowing Request shall not be required in connection with the refinancing on the last day of an Interest Period of maturing Eurodollar Loans.

Section 6.           Section 3.2 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

Section 3.2.       Allocations and Distributions.

(a)           [Reserved]

(b)          Termination Date. On each day on and after the Termination Date, the Servicer shall set aside and hold in trust solely for the account of the Agent, for the benefit of the Agent and the Lenders, (or delivered to the Collection Account as required pursuant to Section 7.1(i) hereof) the Percentage Share of all Collections received on such day and such Collections shall be remitted as follows on each Settlement Date and on each other Business Day specified by the Agent:

(i)            first, to the Lenders (ratably, based on their Ratable Share) until all Loans of, and interest due but not already paid to, the Lenders have been paid in full;

(ii)           second, to the Lenders until all other amounts owed to the Lenders have been paid in full;

(iii)          third, to the Agent until all amounts owed to the Agent have been paid in full;

(iv)          fourth, to any other Person to whom any amounts are owed under the Transaction Documents until all such amounts have been paid in full;

(v)           fifth, to the Servicer until all amounts owed to the Servicer under the Agreement have been paid in full; and

(vi)          sixth, to the Borrower (or as otherwise required by applicable law).

Section 7.           The first paragraph of Section 4.3 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

Section 4.3.           Funding Losses. In the event that any Lender shall actually incur any actual loss or expense (including any actual loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make any Loan or any Liquidity Funding, as applicable, or maintain any Loan or Liquidity Funding, as applicable) as a result of (i) any payment of principal with respect to such Lender’s Loan being made on any day other than a Settlement Date scheduled last day of an applicable Interest Period with respect thereto (it being understood that the foregoing shall not apply to any Alternate Base

Rate Loans), or (ii) any Loan not being made in accordance with a request therefor under Section 2.1, then, upon written notice from the Agent to the Borrower and the Servicer, the Borrower shall pay to the Servicer and the Servicer shall pay to the Agent for the account of such Lender the amount of such actual loss or expense. Such written notice (which notice shall set forth in reasonable detail the basis to the loss or expense and shall include the methodology for calculating, and the calculation of, the amount of such actual loss or expense, in reasonable detail) shall, in the absence of demonstrable error or unreasonable assumption, methodology or allocations, be conclusive and binding upon the Borrower and the Servicer.

Section 8.           The defined term “CP Rate” is hereby deleted in its entirety.

Section 9.           The defined terms “CP Rate Loan” and “CP Tranche Period” are hereby amended in their entirety and as so amended shall read as follows:

“CP Rate Loan” means a Loan made by Blue Ridge funded with Pooled Commercial Paper.

“CP Tranche Period” shall mean the period to maturity of any Pooled Commercial Paper.

Section 10.         The following new defined terms are hereby added to Annex A of the Credit Agreement in correct alphabetical order:

“CP Costs” means, for each day, the sum of (i) discount or interest accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day related to the prepayment of any investment of Blue Ridge pursuant to the terms of any receivable purchase or financing facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Borrower shall request any Advance during any period of time determined by the Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Advance, the principal associated with any such Advance shall, during such period, be deemed to be funded by Blue Ridge in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal.

“Interest Rate” means a Eurodollar Rate (Reserve Adjusted), an Alternate Base Rate or the Default Rate.

“Pooled Commercial Paper” means Commercial Paper Notes of Blue Ridge subject to any particular pooling arrangement by Blue Ridge, but excluding Commercial Paper Notes issued by Blue Ridge for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Blue Ridge.

Section 11.         Exhibit 2.1 to the Credit Agreement is hereby amended and restated in its entirety and as so amended shall read as Exhibit 2.1 attached hereto.

Section 12.         The parties hereto acknowledge that notwithstanding the amendments herein, Loans previously funded by Blue Ridge with Commercial Paper Notes that are allocated specifically to such funding have Tranche Periods ending on October 8, 2004. On October 8, 2004, the Borrower will pay the discount payable on such Commercial Paper Notes, whereupon such Loans will become subject to the provisions of this Amendment. The first Settlement Date with respect to Loans for which CP Costs are payable is the 17th Business Day in November, 2004.

Section 13.         This Amendment shall become effective on the date the Agent has received counterparts hereof executed by the Borrower, the Servicer, Blue Ridge and Wachovia and consented to in writing by the Performance Guarantor.

Section 14.         This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

Section 15.         Except as specifically provided above, the Credit Agreement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of the Agent or the Lender under the Credit Agreement or any of the other Transaction Documents, nor constitute a waiver or modification of any provision of any of the other Transaction Documents. All defined terms used herein and not defined herein shall have the same meaning herein as in the Credit Agreement. The Borrower agrees to pay on demand all costs and expenses (including reasonable fees and expenses of counsel and for rating agency review) of or incurred by the Agent and each

Purchaser Agent in connection with the negotiation, preparation, execution and delivery of this Amendment.

Section 16.         THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

PACKAGING RECEIVABLES COMPANY,LLC

By:	/s/ Darla J. Olivier
	Name Printed:	Darla J. Olivier
	Title:	Executive Director, Tax & Assistant Secretary

BLUE RIDGE ASSET FUNDING CORPORATION

By:	WACHOVIA CAPITAL MARKETS, LLC ATTORNEY-IN-FACT

	By:	/s/ Douglas R. Wilson, Sr.
	Name Printed:	DOUGLAS R. WILSON, SR.
	Title:	VICE PRESIDENT

PACKAGING CREDIT COMPANY, LLC. as Servicer

By:	/s/ Darla J. Olivier
	Name Printed:	Darla J. Olivier
	Title:	Executive Director, Tax & Assistant Secretary

WACHOVIA BANK NATIONAL ASSOCIATION, as Agent and a Lender

By:	/s/ Kenny Karpowicz
Name Printed:		Kenny Karpowicz
Title:		Vice President

                Consented to as of the date first above written:

PACKAGING CORPORATION OF AMERICA

By:	/s/ Pamela A. Barnes
Name Printed:	Pamela A. Barnes
Title:	Treasurer

EXHIBIT 2.1

FORM OF BORROWING REQUEST

Packaging Receivables Company, LLC

BORROWING REQUEST

For Borrowing On __________

Wachovia Bank, N.A., as Agent

191 Peachtree Street, N.E., GA-423

Atlanta, Georgia 30303

Attention: Elizabeth R. Wagner, Fax No. (404) 332-5152

Ladies and Gentlemen:

Reference is made to the Credit and Security Agreement dated as of November 29, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Packaging Receivables Company, LLC (the “Borrower”), Packaging Credit Company, LLC, as initial Servicer, Blue Ridge Asset Funding Corporation, and Wachovia Bank N.A., individually and as Agent. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

I.                                         The [Servicer, on behalf of the] Borrower hereby certifies, represents and warrants to the Agent and the Lenders that on and as of the Borrowing Date (as hereinafter defined):

(a)           all applicable conditions precedent set forth in Article V of the Credit Agreement have been satisfied;

(b)           each of its representations and warranties contained in Section 6.1 of the Credit Agreement will be true and correct, in all material respects, as if made on and as of the Borrowing Date;

(c)           no event will have occurred and is continuing, or would result from the requested Purchase, that constitutes an Event of Default or Unmatured Default;

(d)           the Termination Date has not occurred; and

(e)           after giving effect to the Loans comprising the Advance requested below, Blue Ridge’s and the Liquidity Banks’ Loans at anyone time outstanding will not exceed the Allocation Limit.

III.                                 The [Servicer, on behalf of the] Borrower hereby requests that Blue Ridge (or the Liquidity Banks) make an Advance on ______________, ______________(the “Borrowing Date”) as follows:

Aggregate Amount of Advance: $____________

IV.           Please disburse the proceeds of the Loans as follows:

[Apply $____________ to payment of principal and interest of existing Loans due on the Borrowing Date]. [Apply $____________ to payment of fees due on the Borrowing Date]. [Wire transfer $____________ to account no.___________ at ___________ Bank, in [city, state], ABA No.____________, Reference:____________].

IN WITNESS WHEREOF, the [Servicer, on behalf of the] Borrower has caused this Borrowing Request to be executed and delivered as of this _________ day of _________, ________.

[____________________, as Servicer, on
behalf of:] Packaging Receivables Company, LLC, as Borrower

By:
Name:
Title:

2